FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2022 Second Quarter Financial Results

GREENSBORO, NC — November 3, 2021 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2022 second quarter ended October 2, 2021.

On a GAAP basis, revenue for Qorvo’s fiscal 2022 second quarter was $1.255 billion, gross margin was 49.5%, operating income was $362 million and diluted earnings per share was $2.84. On a non-GAAP basis, gross margin was 52.4%, operating income was $435 million and diluted earnings per share was $3.42.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered a strong September quarter and is executing well. We are sustaining investments in highly differentiated technologies and best-in-class products to extend our leadership and drive growth. After the quarter closed, Qorvo acquired United Silicon Carbide, an innovator in silicon carbide power devices and a pioneer in silicon carbide JFETs. The addition of United Silicon Carbide leverages Qorvo’s wide bandgap competencies and expands our power franchise.”

Strategic Highlights

•Commenced shipments of MHB and UHB PADs, antenna tuners and multiple connectivity solutions to support the ramp of the Google Pixel 6
•Received initial production orders for MHB and UHB PADs, Wi-Fi FEMs, and high-performance discrete solutions enabling advanced functionality in upcoming Korea-based 5G mass-market smartphone platform
•Expanded UWB engagement with leading provider of consumer IoT products covering a broad range of connected home devices and secured UWB design wins with multiple OEMs supporting enterprise access points and home mesh networks
•Selected to supply UWB and Zigbee solutions with ConcurrentConnectTM technology to automaker in Korea, streamlining manufacturing automation
•Began sampling 5.2 GHz/5.6 GHz Wi-Fi 6 iFEMs with an integrated BAW filter, enabling higher capacity and improved efficiency in a reduced form factor
•Selected by a major base station OEM to supply all RF transmit and receive path content, including BAW filters, for 5G small cells
•Expanded defense product portfolio with industry-leading 125-watt S-band power amplifier module and 1.8-kilowatt L-band radar pallet for commercial and defense radar applications
•Received first orders and commenced shipments of Qorvo OmniaTM Antigen Test Platform, including cartridges
•After the quarter, acquired United Silicon Carbide to expand power franchise and enter higher voltage electrification applications

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “After achieving a record September quarter, we expect December quarter revenue to decrease sequentially amidst ongoing supply challenges and other factors impacting global smartphone demand. In the March quarter, we expect these challenges to moderate. We expect our full fiscal year 2022 to grow 15% and to deliver gross margin over 52%.”

Qorvo currently believes the supply/demand environment supports the following expectations for the December 2021 quarter:

•Quarterly revenue of $1.09 billion to $1.12 billion
•Non-GAAP gross margin between 52% and 52.5%
•Non-GAAP diluted earnings per share of $2.75 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 2, 2021	For the quarter ended July 3, 2021	Change vs. Q1 FY 2022
Revenue	$1,255.2	$1,110.4	$144.8
Gross profit	$621.6	$546.2	$75.4
Gross margin	49.5%	49.2%	0.3	ppt
Operating expenses	$259.2	$249.1	$10.1
Operating income	$362.4	$297.1	$65.3
Net income	$319.2	$285.6	$33.6
Weighted average diluted shares	112.4	113.9	(1.5)
Diluted EPS	$2.84	$2.51	$0.33

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 2, 2021	For the quarter ended July 3, 2021	Change vs. Q1 FY 2022
Revenue	$1,255.2	$1,110.4	$144.8
Gross profit	$657.5	$582.7	$74.8
Gross margin	52.4%	52.5%	(0.1)	ppt
Operating expenses	$222.1	$215.6	$6.5
Operating income	$435.4	$367.0	$68.4
Net income	$384.5	$322.6	$61.9
Weighted average diluted shares	112.4	113.9	(1.5)
Diluted EPS	$3.42	$2.83	$0.59

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 2, 2021	For the quarter ended October 3, 2020	Change vs. Q2 FY 2021
Revenue	$1,255.2	$1,060.3	$194.9
Gross profit	$621.6	$491.6	$130.0
Gross margin	49.5%	46.4%	3.1	ppt
Operating expenses	$259.2	$269.9	$(10.7)
Operating income	$362.4	$221.6	$140.8
Net income	$319.2	$136.9	$182.3
Weighted average diluted shares	112.4	116.2	(3.8)
Diluted EPS	$2.84	$1.18	$1.66

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended October 2, 2021	For the quarter ended October 3, 2020	Change vs. Q2 FY 2021
Revenue	$1,255.2	$1,060.3	$194.9
Gross profit	$657.5	$547.9	$109.6
Gross margin	52.4%	51.7%	0.7	ppt
Operating expenses	$222.1	$218.6	$3.5
Operating income	$435.4	$329.4	$106.0
Net income	$384.5	$282.3	$102.2
Weighted average diluted shares	112.4	116.2	(3.8)
Diluted EPS	$3.42	$2.43	$0.99
1 Excludes stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, loss (gain) on assets, start-up costs, restructuring related charges, (gain) loss on investments, other expense (income) expense and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development; selling, general and administrative), (vi) free cash flow, (vii) EBITDA, (viii) non-GAAP return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, loss (gain) on assets, start-up costs, restructuring related charges and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs, loss (gain) on assets, start-up costs, restructuring related charges and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs, loss (gain) on assets, start-up costs, restructuring related charges and certain non-cash expenses, (gain) loss on investments, other expense (income) and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP operating expenses (research and development and selling, general and administrative). Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses (primarily acquisition and integration related costs). We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration related costs, restructuring related charges, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 8751727. The playback will be available through the close of business November 10, 2021.

About Qorvo

Qorvo (Nasdaq:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; the COVID-19 pandemic materially and adversely affecting our financial condition and results of operations; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities as a result of industry overcapacity; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; changes in the favorable tax status of certain of our subsidiaries; enactment of international or domestic tax legislation, or changes in regulatory guidance; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Revenue	$1,255,248	$1,060,292	$2,365,599	$1,847,743

Costs and expenses:
Cost of goods sold	633,695	568,742	1,197,863	1,030,404
Research and development	158,377	156,342	310,456	286,413
Selling, general and administrative	93,489	109,372	183,788	195,976
Other operating expense	7,327	4,192	14,030	20,594
Total costs and expenses	892,888	838,648	1,706,137	1,533,387

Operating income	362,360	221,644	659,462	314,356
Interest expense	(15,327)	(23,486)	(30,606)	(42,335)
Other income, net	4,754	1,920	21,545	25,057

Income before income taxes	351,787	200,078	650,401	297,078
Income tax expense	(32,598)	(63,161)	(45,586)	(63,239)
Net income	$319,189	$136,917	$604,815	$233,839

Net income per share, diluted	$2.84	$1.18	$5.35	$2.01

Weighted average outstanding diluted shares	112,411	116,177	113,088	116,395

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	October 2, 2021	July 3, 2021	October 3, 2020

GAAP operating income	$362,360	$297,102	$221,644
Stock-based compensation expense	28,691	25,238	30,048
Amortization of intangible assets	36,577	37,223	72,147
Acquisition and integration related costs	6,040	3,993	7,259
Loss (gain) on assets, start-up costs, restructuring and other non-cash expenses	1,750	3,473	(1,745)
Non-GAAP operating income	$435,418	$367,029	$329,353

GAAP net income	$319,189	$285,626	$136,917
Stock-based compensation expense	28,691	25,238	30,048
Amortization of intangible assets	36,577	37,223	72,147
Acquisition and integration related costs	6,040	3,993	7,259
Loss (gain) on assets, start-up costs, restructuring and other non-cash expenses	1,750	3,473	(1,745)
(Gain) loss on investments	(3,673)	(12,724)	450
Other expense (income)	103	(1,937)	(2,051)
Adjustment of income taxes	(4,133)	(18,264)	39,262
Non-GAAP net income	$384,544	$322,628	$282,287

GAAP weighted average outstanding diluted shares	112,411	113,872	116,177
Dilutive stock-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	112,411	113,872	116,177

Non-GAAP net income per share, diluted	$3.42	$2.83	$2.43

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	October 2, 2021		July 3, 2021		October 3, 2020
GAAP gross profit/margin	$621,553	49.5%	$546,183	49.2%	$491,550	46.4%
Amortization of intangible assets	30,876	2.5	31,821	2.9	52,149	4.9
Stock-based compensation expense	4,949	0.4	4,401	0.4	3,600	0.3
Other non-cash expenses	152	—	247	—	627	0.1
Non-GAAP gross profit/margin	$657,530	52.4%	$582,652	52.5%	$547,926	51.7%

Three Months Ended
Non-GAAP Operating Income	October 2, 2021
(as a percentage of sales)

GAAP operating income	28.9%
Stock-based compensation expense	2.3
Amortization of intangible assets	2.9
Acquisition and integration related costs	0.5
Loss on assets, start-up costs, restructuring and other non-cash expenses	0.1
Non-GAAP operating income	34.7%

Three Months Ended
Free Cash Flow (1)	October 2, 2021
(in millions)

Net cash provided by operating activities	$244.8
Purchases of property and equipment	(47.3)
Free cash flow	$197.5

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	October 2, 2021	July 3, 2021	October 3, 2020
GAAP research and development expense	$158,377	$152,079	$156,342
Less:
Stock-based compensation expense	8,614	7,823	8,445
Other non-cash expenses	235	394	526
Non-GAAP research and development expense	$149,528	$143,862	$147,371

	Three Months Ended
	October 2, 2021	July 3, 2021	October 3, 2020
GAAP selling, general and administrative expense	$93,489	$90,299	$109,372
Less:
Stock-based compensation expense	15,128	13,014	18,001
Amortization of intangible assets	5,701	5,402	19,998
Other non-cash expenses	76	122	171
Non-GAAP selling, general and administrative expense	$72,584	$71,761	$71,202

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2021	April 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,153,172	$1,397,880
Accounts receivable, net	662,787	457,431
Inventories	597,563	507,787
Other current assets	127,745	120,706
Total current assets	2,541,267	2,483,804

Property and equipment, net	1,276,810	1,266,031
Goodwill	2,734,116	2,642,708
Intangible assets, net	615,486	611,155
Long-term investments	36,908	35,370
Other non-current assets	371,869	182,402
Total assets	$7,576,456	$7,221,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$806,258	$568,928
Other current liabilities	96,237	112,653
Total current liabilities	902,495	681,581

Long-term debt	1,740,552	1,742,550
Other long-term liabilities	205,655	167,914
Total liabilities	2,848,702	2,592,045

Stockholders’ equity	4,727,754	4,629,425
Total liabilities and stockholders’ equity	$7,576,456	$7,221,470

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968